Exhibit 10.88

CONTENT AGREEMENT

This Content Agreement (“Agreement”), dated as of April 3, 2006 (the “Agreement Date”), is by and between Worldspan L.P., a limited partnership organized and existing under the laws of Delaware, USA (“Worldspan”), and Continental Airlines, Inc., a corporation organized and existing under the laws of Delaware, USA (“Continental”).

RECITALS

WHEREAS, Worldspan and Continental are parties to a Participating Carrier Agreement dated February 1, 1991 (as otherwise amended and supplemented from time to time, the “PCA”) pursuant to which Worldspan distributes Continental’s products and services to Worldspan Agencies; and

WHEREAS, Worldspan desires to have access to, and Continental desires to provide to Worldspan, Continental Content for distribution through the Worldspan GDS to Worldspan Agencies in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, in order to allow Worldspan to provide enhanced content and functionality to its subscribers and Continental to reduce its distribution costs, the Parties desire to make available new optional distribution products that Worldspan can offer to its subscribers;

NOW, THEREFORE, in consideration of their respective undertakings hereunder and intending to be legally bound, Worldspan and Continental hereby agree as follows:

ARTICLE 1

TERM AND DEFINITIONS

1.1           Term.  The term of this Agreement (the “Term”) will commence on the Effective Date and will continue until (i) the fifth anniversary of the Effective Date or such later date to which the Term may be extended by mutual agreement of the Parties, or (ii) any earlier date upon which this Agreement may be terminated in accordance with the provisions hereof.

1.2           Definitions.  For purposes of this Agreement, each of the terms listed in Appendix A will have the meaning set forth therein.  Other terms used in this Agreement are defined in the context in which they are used in this Agreement.

ARTICLE 2

CONTINENTAL CONTENT

2.1           Continental Content Availability in the Territory.  During the Term, and subject to the provisions of this Agreement, Continental will provide to Worldspan for distribution to applicable Worldspan Agencies in the Territory, for the fees set forth in Article 4 and at no additional charge to Worldspan or, except as specified in this Agreement, to any Worldspan Agency, timely and complete access to, and the ability to generate Bookings from, each of the following types of Continental Content:

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(a)           “General Content”, which means such Continental Content at such levels as Continental in its sole discretion designates for distribution to the Worldspan Agencies then participating in the General Access Product [**] or, in the absence of any such designation, Full Content.

(b)           “Full Content”, which means all schedules, Publicly Available Fares, fare rules, inventory, functionality, availability information, and other information that is used to make reservations or purchase air travel on Continental Flights (but which is not required to include any of the same pertaining to its [**], Promotional Fares, or Opaque Fares).

(c)           “Super Content”, which means Full Content plus the following:

(1)           Content.  Continental will provide (i) all additional information concerning schedules, fares, fare rules, inventory, functionality, and availability information that is used to make reservations or purchase air travel on Continental Flights, including all such information with respect to its Private Fares [**], and Opaque Fares, and (ii) all corresponding information with respect to other products and services provided by Continental and its Affiliates.  Notwithstanding the foregoing, the Parties agree that [**] through [**].

Continental will provide Super Content, together with any associated distribution restrictions, to Worldspan, and Worldspan shall ensure that Super Content is made available to Worldspan Agencies only in accordance with the applicable restrictions.  Continental agrees that it will not provide Continental Content that is greater than Super Content to any other External Distribution Channel.

(2)           Merchandising Opportunities.  Continental will use reasonable efforts to determine new products and services that may provide Worldspan Agencies with merchandising opportunities associated with additional functionality and products, all in accordance with and subject to the provisions of Section 5.2.  These products and services will be made available to Worldspan Agencies as soon as commercially reasonable following implementation for applicable Internal Distribution Channels.  They [**].

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The Parties shall mutually determine the terms and conditions upon which any such merchandising opportunity will be provided.

(3)           [**]. [**].  In addition, the redemption of any certificate for non-revenue travel that is provided to a Worldspan Agency or a consumer for purposes such as compensation for a service disruption event, including any oversale situation, will be restricted to Internal Distribution Channels.

(4)           Functional Parity.  Continental will make available to Worldspan and Worldspan Agencies all revenue booking functionality (i.e., functionality used with respect to the booking of revenue travel) that is authorized for use by any Internal Distribution Channel that facilitates the user’s ability to transact business with Continental and its Affiliates, including [**], all in accordance with and subject to the provisions of Section 5.2.

The Parties will meet on an ongoing basis to review the composition of Super Content and agree upon enhancements thereto that will make Super Content more attractive to Worldspan Agencies.  Super Content will be provided to Worldspan only in accordance with the provisions of Section 3.4.

Continental will make its fares and all other applicable information available to Worldspan through the automated filing services provided by Airline Tariff Publishing Company (ATPCO), or Worldspan’s internal Private Fare product (which is an Internet-based system used to input Private Fares and associated rules directly into the Worldspan GDS), or other standard industry procedures that do not impose significant additional operating or other costs upon Worldspan.  For the avoidance of doubt, Continental’s provision of Continental Content to Worldspan includes the polling of availability information in a form, frequency, quantity, and manner that does not disadvantage (i) [**], or (ii) [**]

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[**].  In addition, if any [**], then [**].

2.2           Continental Content Availability Outside the Territory.  During the Term, and subject to the provisions of this Agreement, Continental will provide to Worldspan for distribution to applicable Worldspan Agencies outside of the Territory, for the fees set forth in Article 4 and at no additional charge to Worldspan or to any Worldspan Agency, timely and complete access to, and the ability to generate Bookings from, [**].  Subject to the provisions of Section 4.1(b) and if and for so long as the [**], Continental will make available to Worldspan and the Worldspan Agencies outside of the Territory [**], and will provide distribution parity for such Continental Content in accordance with the provisions of Section 2.3.

2.3           Distribution Parity.  In general and except as otherwise provided in this Agreement, in connection with the distribution of Continental Content, (i) Continental will not [**], and (ii)  [**].  With respect to each of the following types of Continental Content, the Parties agree as follows:

(a)           Subject to the provisions of Section 4.1(b), Continental will make General Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, that are [**].

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(b)           Subject to the provisions of Section 4.1(b), Continental will make Full Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, that [**].

(c)           Subject to the provisions of Section 4.1(a), Continental will make Super Content available to Worldspan and the Worldspan Agencies in the Territory at levels and amounts, and on terms and conditions, that are [**].

The factors with respect to which Continental will provide distribution parity for each type of Continental Content will include [**].

2.4           Compliance.  Each Party acknowledges that the other will be immediately harmed if the first Party fails to comply with this Article, and agrees that, in the event of any such failure or alleged failure, either Party may invoke the dispute resolution procedures set forth in Section 6.3 of this Agreement.  In addition, either Party may, at its discretion and expense, engage an independent third-party auditor to verify the other Party’s compliance with this Article.  The audited Party agrees to make relevant information available to the auditor.  If the auditor reasonably concludes that the audited Party has failed to comply with its obligations set forth in this Article, then the audited Party will immediately correct that failure and, in addition to any other remedies available at law or equity, the audited Party will reimburse the other Party for the costs of the audit.

ARTICLE 3

WORLDSPAN DISTRIBUTION PRODUCTS

3.1           General Access Product.  During the Term, Worldspan will continue to offer to the Worldspan Agencies in the Territory a generally available distribution product (the “General Access Product”) that includes the following attributes:

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(a)           The Worldspan Agency receives General Content.

(b)           [**].

The terms and conditions relating to the General Access Product will continue to be as provided in the subscriber agreement between the Worldspan Agency and Worldspan, including any other agreement that may modify or supplement that subscriber agreement.  Notwithstanding the foregoing, Continental reserves the right to charge Worldspan Agencies participating in the General Access Product a content fee or surcharge for access to General Content; provided, however, that the [**].

3.2           Optional New Distribution Products.  During the Term, in addition to the General Access Product, Worldspan will offer to the Worldspan Agencies in the Territory two new optional Worldspan Distribution Products, in accordance with and subject to the provisions of Sections 3.3 and 3.4, respectively.  A Worldspan Agency may participate in only one of the Worldspan Distribution Products at any time and may change from one Worldspan Distribution Product to another only as agreed between the Worldspan Agency and Worldspan.  Worldspan agrees that no Worldspan Agency will be able to change from one Worldspan Distribution Product to another in a manner that creates an [**].  In addition, a Worldspan Agency must agree to a [**].

3.3           Subscription Access Product.  Commencing as soon after the Effective Date as Worldspan determines it to be feasible, Worldspan will make available to Worldspan Agencies in the Territory a new optional distribution product (the “Subscription Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Full Content.

(b)           [**].

[**].

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[**].  With respect to each Worldspan Agency that elects to participate in the Subscription Access Product, Worldspan will provide to Continental and the Worldspan Agency mutually agreed reports regarding the Bookings made by that Worldspan Agency through the Worldspan GDS, and Continental will be responsible for collecting any associated content fees from the Worldspan Agency through the Airlines Reporting Corporation (ARC) settlement process or any other mechanism agreed upon by Continental and the Worldspan Agency.  Worldspan agrees that it will not add any such content fee to the fares displayed by the Worldspan GDS for any Continental Flight.

3.4           Super Access Product.  Commencing as soon after the Effective Date as Worldspan determines it to be feasible, Worldspan will make available to Worldspan Agencies in the Territory that agree not to receive Inducements from Worldspan with respect thereto a new optional distribution product (the “Super Access Product”) that includes the following attributes:

(a)           The Worldspan Agency receives Super Content.

(b)           The Super Access Product [**].

If any [**], then [**].  Worldspan Agencies participating in the Super Access Product will be exempt from any fee or surcharge applied by Continental for access to Super Content [**].

3.5           Implementation Plan.  Within thirty days after the Agreement Date, appropriate representatives of the Parties will begin meeting to establish procedures for implementing the arrangements contemplated by this Agreement.

ARTICLE 4

FEE ARRANGEMENTS

4.1           Booking Fees.  The Parties agree that the Booking Fees for Bookings generated by Worldspan Agencies during the Term will be as follows:

(a)           The Booking Fees for Bookings generated in the Territory by a Worldspan Agency then participating in the Super Access Product will be as provided in Appendix B.

(b)           The Booking Fees for all other Bookings (including Bookings generated outside the Territory) will be as provided in [**].  [**]

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[**].  Worldspan shall use commercially reasonable efforts to, [**].

(c)           [**].

4.2           [**].  [**].

ARTICLE 5

GENERAL PROVISIONS

5.1           Marketing Plan.  The Parties will use commercially reasonable efforts to jointly develop, and periodically update, a specific plan for each Contract Year ([**] for that Contract Year) that will, among other things, [**].  The Parties will undertake to develop the [**] for the first Contract Year within ninety days after the Agreement Date, and the [**] for each subsequent Contract Year during the ninety days preceding the commencement of that Contract Year.  In addition, within ninety days after the Agreement Date, appropriate representatives of the Parties will meet to discuss ways to include [**] in their [**].

5.2           Merchandising Opportunities and Functional Parity.  Within ninety days after the Agreement Date and on a quarterly basis thereafter during the Term, appropriate representatives of the Parties will meet to identify all cross-sell and up-sell opportunities relating to the Super Access and functional parities contemplated by this Agreement.  The Parties will promptly agree upon the terms and conditions relating to any such merchandising opportunity and functional parity, as well as any development or other work that may be required in connection with such merchandising opportunity or functional parity, and the Parties will take all actions necessary to implement the merchandising opportunity or functional parity as soon as commercially feasible.  Notwithstanding the foregoing, Continental shall have no obligation to provide any new functionality to the extent that there is [**]

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[**].  In addition, any delay in Worldspan’s ability to implement any new functionality will not require Continental to delay the implementation of the functionality for any Distribution Channel.  Unless otherwise mutually agreed, each Party shall [**].

5.3           Other Business Opportunities.  At least once during each Contract Year, appropriate representatives of Continental and Worldspan will meet to discuss the Continental Group’s distribution requirements and objectives and any ways in which Worldspan can assist Continental with respect to those requirements and objectives.  If and when Continental considers obtaining from an external service provider any of its requirements relating to distribution technology or the distribution of products or services provided by the Continental Group, including cars, hotels, cruises, and tour products, and if Continental is aware that Worldspan has competency in providing similar requirements, then Worldspan will be given the opportunity to submit a bid for providing those requirements and, if it chooses to bid, its bid will be fairly evaluated by Continental.

5.4           Improper Use of Continental Content.  Worldspan shall ensure that Continental Content is made available to the appropriate Worldspan Agencies and that it is not available to any unauthorized Worldspan Agency, all as provided in Article 3.  Continental shall be responsible for developing, implementing, and enforcing methods for deterring or preventing the subscribers of each External Distribution Channel provided Continental Content from improperly using, or failing to use, the Continental Content provided to them by that External Distribution Channel.  Within ninety days after the Agreement Date and on a quarterly basis thereafter during the Term, appropriate representatives of the Parties will meet to identify methods for deterring or preventing Worldspan Agencies from improperly using, or failing to use, the Continental Content provided to them by Worldspan.  The Parties will promptly agree upon the terms and conditions relating to any such method, as well as any development or other work that may be required in connection with such method.

5.5           Direct Connect and LTDs.  The provisions of this Section shall apply with respect to activities in the [**]

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[**].

5.6           [**] Bookings.  During the Term, Worldspan will be Continental’s [**], and Continental will use reasonable efforts to [**].  Continental and Worldspan will work together in good faith to develop a [**] and jointly promote it to mutually designated Travel Agencies.  [**].

[**]

5.7           [**]  [**].

5.8           [**]  [**].

5.9           [**].  Notwithstanding anything in the Agreement to the contrary, the Parties acknowledge and agree that (i) the provisions of this Agreement will not be applicable with respect to [**], and (ii) [**] will be determined in accordance with the provisions of the PCA, rather than this Agreement.

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ARTICLE 6

TERMINATION AND DISPUTES

6.1           Termination for Cause.  If either Party defaults in the performance of any of its material obligations (or repeatedly defaults in the performance of any of its other obligations) under this Agreement and, after receipt of a written notice specifying the default in reasonable detail, does not substantially cure the default within fifteen days (or within thirty days, if the default cannot reasonably be cured within a 15-day period and the defaulting Party is diligently pursuing a cure of the default), then the non-defaulting Party may, by giving written notice of termination to the defaulting Party, terminate this Agreement effective as of the termination date specified in the notice of termination.

6.2           Remedies.  If either Party breaches, or threatens to breach, any of its obligations in Article 2, Article 3, or Article 5, then the other Party may proportionately reduce or suspend the performance of its obligations hereunder and, in addition, may seek injunctive relief to preserve the status quo or prevent irreparable injury pending the resolution of any related Dispute in accordance with Section 6.3.

6.3           Dispute Resolution.  Any dispute, claim or controversy arising out of or relating in any way to this Agreement, or the relationship or rights and obligations of the Parties resulting from this Agreement, including any dispute as to the existence, validity, construction, interpretation, negotiation, performance, non-performance, breach, termination, or enforceability of this Agreement, (a “Dispute”) will be resolved in accordance with the following procedures:

(a)           Upon the request of either Party, the Parties will immediately use all reasonable business efforts to resolve the Dispute at the operational level.

(b)           If the Parties have not been able to resolve the Dispute at the operational level with twenty-four hours after the request described in subsection (a), then, upon the written request of either Party, which request must identify the Dispute in reasonable detail, each Party will designate a senior executive who will negotiate in good faith with the senior executive designated by the other Party in an effort to resolve the Dispute.

(c)           If the senior executives do not resolve the Dispute within fifteen days after the request described in subsection (b), then, upon the written request of either Party, the Dispute will be settled through final, binding and confidential arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association, including the Expedited Procedures associated with such Rules.  Either Party may apply for emergency interim relief, and any such application shall be governed by the American Arbitration Association’s Optional Rules for Emergency Measures of Protection.  The arbitration tribunal will consist of a single arbitrator agreed upon by the Parties or, in the absence of agreement, appointed in accordance with such Rules.  The venue for the arbitration will be Atlanta, Georgia, and the award of the arbitrator will be final and binding.  Each Party waives any right to appeal the arbitration award, to the extent a right to appeal may be lawfully waived.  Each Party retains the right to seek

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judicial assistance (i) to compel arbitration; (ii) to obtain interim measures to preserve the status quo or prevent irreparable injury pending arbitration; and (iii) to enforce any decision of the arbitrator, including the final award.

(d)           Notwithstanding the existence of any Dispute or the fact that the dispute resolution procedures set forth in this Section have been or may be invoked, each Party will continue to perform its obligations under this Agreement, unless and until this Agreement is terminated in accordance with the provisions of this Agreement.

ARTICLE 7

MISCELLANEOUS PROVISIONS

7.1           Prior Agreement.  This Agreement is intended to be in addition to the PCA, which will continue in full force and effect during the term of this Agreement.  To the extent that there is any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the PCA, the terms and conditions of this Agreement will prevail.  During the term of this Agreement, Continental will not terminate the PCA, will remain at the current (as of the Agreement Date) highest level of participation in the Worldspan GDS, and [**].  However, [**].

7.2           Successors and Assigns.  This Agreement will survive any change of control of either Party and will be binding upon, inure to the benefit of, and be enforceable by and against each Party and any successor thereto.  However, neither Party may, without the prior written consent of the other, assign this Agreement or any rights or obligations hereunder to any other entity unless that other entity (i) acquires all or substantially all of the assets of the assigning Party, and (ii) either agrees, or by operation of law is required, to comply with and be bound by the provisions of this Agreement to the same extent as the assigning Party.

7.3           Confidentiality.  Each Party agrees that all proprietary and confidential information of the other, including information relating to the negotiation and the terms and conditions of this Agreement, will be held in strict confidence and protected by the same degree of care as such Party uses to protect the confidentiality of its own information of a similar nature, but no less than a reasonable degree of care, will be used only for purposes of this Agreement, and will not be disclosed to any unauthorized third party by such Party or any of its employees or agents without the prior written consent of the other, except as may be reasonably necessary to perform its obligations under this Agreement or required by legal, accounting, or regulatory requirements.

7.4           Public Communications.  Worldspan and Continental will jointly prepare one or more press releases regarding the provision of Continental Content for Worldspan Agencies.  Continental and Worldspan will issue and publicize any such release in a manner consistent with other press releases and promotional initiatives issued by Continental and Worldspan.  In addition, Continental will work with Worldspan in developing and implementing a communications campaign intended to communicate to Travel Agencies and similar organizations the benefits of subscribing to the Worldspan Distribution Products.

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Notwithstanding the provisions of Section 7.3, each Party may make announcements intended for internal distribution within that Party’s organization and any disclosures required by legal, accounting, or regulatory requirements, and may publicly disclose the existence and general provisions, including the term, of this Agreement, including the fact that Worldspan Agencies may obtain access to the Continental Content described in this Agreement through the Worldspan GDS.

7.5           Severability.  If any court of competent jurisdiction, arbitrator, regulatory body, or other legal authority, as the case may be, determines that any provision of this Agreement violates any applicable statute, law, rule, or regulation, whether now in existence or enacted or adopted at a later date, or is otherwise unlawful, invalid or unenforceable for any reason, it is the intention of the Parties that such authority will have the power to modify such provision to the extent necessary to render the provision enforceable, and such provision as so modified will be enforced.  Any such findings of invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect.

7.6           Waiver.  No waiver of any breach of this Agreement by either Party shall constitute a waiver of any subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing.

7.7           Force Majeure.  Neither Party will be deemed in default of this Agreement as a result of any failure to perform its obligations that is caused by an act of God or governmental authority, a strike or labor dispute, fire, war, failure of the other Party or third party suppliers, or for any other cause beyond the reasonable control of that Party.

7.8.          No Agency.  Nothing in this Agreement is intended to or will be construed to create or establish an agency, partnership, or joint venture relationship between the Parties.

7.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

7.10         Governing Law.  This Agreement shall be governed by, construed and enforced according to the laws of the State of Georgia, without regard to its principles of conflicts of laws.

7.11         Construction.  The captions used in this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.  As used in this Agreement, the words “hereof” and “hereunder” and other words of similar import refer to this entire Agreement and not any separate portion hereof, unless otherwise specified.  The use in this Agreement of pronouns of the masculine, feminine, or neuter gender shall be deemed to include the other genders, as the context may require.  Any reference in this Agreement to an Article, Section, or Appendix shall be considered a reference to that Article or Section of, or that Appendix to, this Agreement, unless the context indicates otherwise.  As used in this Agreement, the word “including” and its derivatives (such as “include” and “includes”)

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shall be interpreted as if it were followed by the phrase “without limitation” unless the context indicates otherwise.

7.12         Entire Agreement.  This Agreement, including the Appendices attached hereto, constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the Prior Content Agreement, which shall be terminated effective as of the Effective Date.  Notwithstanding the foregoing, the PCA will continue to be in full force and effect as provided in Section 7.1.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the Agreement Date.

Continental Airlines, Inc.		Worldspan, L.P.

By:	/s/ James E. Compton	By:	/s/ Ninan Chacko

Title:	EVP Marketing	Title:	Chief Commercial Officer

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APPENDIX A

Definitions

“Affiliate” means, with respect to an entity, any other entity that owns that entity, is owned by that entity, or is under common ownership with that entity, where ownership means owning fifty percent or more of the voting interest in an entity.

“Agreement Date” has the meaning specified in the first paragraph of this Agreement.

“[**]” has the meaning specified in Section 5.1.

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“Booking” means an airline passenger segment created by (or secured to) a Worldspan Agency in the itinerary portion of a passenger name record (PNR) for transportation on a Continental Flight, including those types of segments treated as Bookings as of the Agreement Date.  For example, one passenger on a direct flight will constitute one Booking, one passenger on a two-segment trip with connecting flights will constitute two Bookings, and multiple passengers within the same PNR segment will constitute multiple Bookings.

“Booking Fee” means, with respect to a Booking, the fee that Worldspan charges Continental on a per-segment basis for that Booking.

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1

“Cancellation” means a Booking generated in the Territory that is canceled by the applicable Worldspan Agency through the Worldspan GDS.

“Continental” has the meaning specified in the first paragraph of this Agreement.

“Continental Content” means any information, including information concerning schedules, fares, fare rules, inventory, functionality, and availability, that is used in connection with making reservations for, or purchasing, any products or services provided by the Continental Group, including Continental Flights.  For the avoidance of doubt, Continental Content includes General Content (as defined in Section 2.1(a)), Full Content (as defined in Section 2.1(b)), and Super Content (as defined in Section 2.1(c)).

“Continental Flight” means any flight that is marketed under the airline designator code of (i) Continental, or (ii) any Continental Affiliate.

“Continental Group” means Continental and its Affiliates, including Continental Micronesia, Inc., a Delaware corporation.

“Contract Year” means a twelve-month period commencing on the Effective Date or any anniversary thereof during the Term.

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“Direct Connect” means, with respect to any air carrier, a direct connection to the air carrier’s internal reservations system or any other means that allows a Travel Agency, corporation, or other organization to reserve, purchase, or ticket travel on the air carrier’s flights

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without generating a booking through a GDS operated by Amadeus, Galileo, Sabre, Worldspan, or any successor to any of them.

“Dispute” has the meaning specified in Section 6.3.

“Distribution Channel” means any Internal Distribution Channel or External Distribution Channel.

[**]

“Effective Date” means September 1, 2006 or such earlier date as may be specified by the mutual agreement of the Parties.

“External Distribution Channel” means any channel for the distribution of Continental Content that is not an Internal Distribution Channel [**].

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“Full Content” has the meaning specified in Section 2.1(b).

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“GDS” means a global distribution system [**] that provides information about the schedules, fares, or availability of the products and services of travel suppliers or enables the making of reservations or the issuance of tickets for such products and services.  [**].

[**]

“GDS Fare” means, with respect to any air carrier, any fare, together with associated inventory, distributed by or on behalf of that air carrier through any GDS, but excluding its Private Fares, Promotional Fares, and Opaque Fares.

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“General Access Product” has the meaning specified in Section 3.1.

“General Content” has the meaning specified in Section 2.1(a).

[**]

“Inducement” means an amount paid or credited to a Travel Agency, corporation, or other organization by an External Distribution Channel for bookings generated through that External Distribution Channel.

“Internal Distribution Channel” means any channel for the distribution of Continental Content that is owned, operated, or controlled by Continental or any of its Affiliates, including (i) Continental’s reservations or sales personnel, (ii) the internal reservations system used by Continental, and (iii) any publicly accessible Internet web site owned, operated, or controlled by Continental or any of its Affiliates.

“Internet Channel” means any Internet web site that markets or sells the products or services of travel suppliers to consumers.

“LTD” [**].

“Online Travel Agency” or “OTA” means any Travel Agency (or group of affiliated Travel Agencies who are marketed under the same brand name) whose primary business is operating one or more publicly accessible Internet Channels.  [**].

[**]

“Opaque Fare” means, with respect to any air carrier, a fare, together with associated inventory, that is offered for sale by or on behalf of that air carrier in such a way that, until after an irrevocable commitment to purchase the particular air services has been made, there is no disclosure of (a) the air carrier identity, and (b) at least one of the following: (i) the exact time of departure, or (ii) the exact time of arrival.

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[**].

“Party” means each of Continental and Worldspan.

“PCA” has the meaning specified in the recitals of this Agreement.

“Prior Content Agreement” means the Full Content Agreement, dated as of May 7, 2004, between Worldspan and Continental.

“Private Fare” means, with respect to any air carrier, any fare not made generally available to the general public, consisting of (i) corporate discount fares, tour operator fares, tour/wholesaler/consolidator fares (also known as “off-tariff fares”), group fares, meeting and incentive fares, military fares, government fares, charitable institution fares, negotiated corporate/agency/small business fares, net fares, charter fares, and fares that require the purchase of another product or service, [**].

“Promotional Fare” means, with respect to any air carrier, an unpublished fare that is limited to a promotional event, period, or geography and that the air carrier (or an entity acting on its behalf) communicates as being so limited.

“Publicly Available Fare” means, with respect to any air carrier, a fare, offered for sale by or on behalf of that air carrier to the general public in any country or travel market, including the air carrier’s Web Fares and GDS Fares, but excluding its Private Fares, Promotional Fares, and Opaque Fares.

“Super Access Product” has the meaning specified in Section 3.4.

“Subscription Access Product” has the meaning specified in Section 3.3.

“Super Content” has the meaning specified in Section 2.1(c).

“Super Content Booking” means a Booking generated in the Territory by a Worldspan Agency that is then a participant in the Super Access Product, but not including any TSA Bookings.

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[**].

“Term” has the meaning specified in Section 1.1.

“Territory” means the 50 United States, including the District of Columbia.

“Traditional Travel Agency” means any Travel Agency other than an Online Travel Agency.  Notwithstanding the foregoing, wherever this Agreement or any definition herein refers to a Traditional Travel Agency, or any right or obligation with respect to a Traditional Travel Agency, the reference will encompass that portion of an Online Travel Agency’s operations that are conducted through brick-and-mortar, non-Internet Channels.

“Traditional Worldspan Agency” means any Worldspan Agency that is a Traditional Travel Agency.  For the avoidance of doubt, Traditional Worldspan Agencies include corporations and other organizations using Trip Manager or any successor or comparable product offered by Worldspan.

“Travel Agency” means an individual or entity that books, sells, or fulfills the products or services of travel suppliers through the use of a GDS.

“Trip Manager” means Worldspan’s Internet-based corporate travel booking tool, as it may be modified by Worldspan from time to time, that allows a company’s authorized users to create, modify, and view airline and other travel reservations made through the Worldspan GDS.

“TSA Booking” means any booking for transportation on a Continental Flight with respect to which Continental is not required to pay a booking fee to any GDS provider, such as those bookings generated by Hotwire for Opaque Fares [**].

“Web Fare” means, with respect to any air carrier, any type of fare, together with associated inventory, that is made generally available to the public by that air carrier through one or more Internet Channels.  However, an air carrier’s Web Fares do not include its Private Fares, Promotional Fares, or Opaque Fares.

“Worldspan” has the meaning specified in the first paragraph of this Agreement.

“Worldspan Agency” means, as of any time, a Travel Agency, corporation, government agency, or other organization that at that time has contracted with Worldspan to use the Worldspan GDS to shop for, price, book, sell, or fulfill the products or services of travel suppliers or to enable end users to shop for, reserve, book, and pay for the products and services of travel suppliers.  For the avoidance of doubt, “Worldspan Agency” includes both Traditional Worldspan Agencies and Online Worldspan Agencies.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**]

[**]

Worldspan Distribution Product” means each of the General Access Product, the Subscription Access Product, and the Super Access Product.

“Worldspan GDS” means the GDS operated by Worldspan, including Trip Manager.

[**]

[**]

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

APPENDIX B

Financial Provisions

1.[**] Worldspan Agencies.  Except for any [**] for which the Booking Fees are determined pursuant to the provisions of Section 3 of this Appendix B, the Booking Fees payable to Worldspan by Continental for [**]generated by Traditional [**] during the Term will be [**]

2.             [**] Worldspan Agencies.  Except for any [**] for which the Booking Fees are determined pursuant to the provisions of Section 3 of this Appendix B, the Booking Fee payable to Worldspan by Continental for each Super Content Booking generated by [**] Agency will be the applicable Booking Fee set forth in the following table, which is based upon the [**] for that [**], as set forth in the following table:

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

[**]

With respect to any [**].

3.             [**] Bookings.  Notwithstanding the provisions of Sections 1 and 2 of this Appendix B,[**]

4.             [**].  [**].

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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5.             [**].  [**].

6.             Time of Payment.  Any amounts to which either Party is entitled pursuant to this Appendix B will be due within thirty days after Worldspan gives Continental notice thereof, by invoice or otherwise, and will be payable in accordance with the payment procedures that the Parties use for amounts payable under the PCA.

7.             Annual [**].  [**].

8.             Cancellation Fee.  [**].

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

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